CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Quantitative Group of Funds with respect to the filing of the Prospectus and Statement of Additional Information of the Quant Foreign Value Small Cap Fund, a series of shares of The Quantitative Group of Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 29, 2008